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                                                                   Exhibit 23(a)



                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 22, 2002 on the consolidated financial statements of Atlas Resources, Inc. as of September 30, 2002 contained in the Registration Statement on Form S-1 and Prospectus for Atlas America Public #12-2003 Program. We consent to use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


/s/ Grant Thornton LLP

Cleveland, Ohio
June 3, 2003